                               ATLAS CORPORATION



                           SPECIAL WARRANT INDENTURE



                            DATED NOVEMBER 9, 1995


                 CONTAINING TERMS AND CONDITIONS GOVERNING THE
               ISSUE AND EXERCISE OF SPECIAL DEBENTURE WARRANTS

                            TABLE OF CONTENTS
                            -----------------



                                                                            PAGE
                                                                            ----

                                   ARTICLE 1
                                INTERPRETATION...............................  2
                                --------------

1.1       ...........................................................Definitions         2
1.2       ..............................................................Headings         5
1.3       ................................................................Gender         5
1.4       .................................................Weekends and Holidays         5
1.5       ..............................................Meaning of "Outstanding"         6
1.6       ..................................................................Time         6
1.7       ........................................................Applicable Law         6
1.8       ..............................................................Currency         6

                                   ARTICLE 2
                     ISSUE AND PURCHASE OF SPECIAL WARRANTS..................  6
                     --------------------------------------

2.1       ..........................Creation, Form and Terms of Special Warrants         6
2.2       .....................Transferability and Ownership of Special Warrants         7
2.3       ....................................................Cancellation Right         8
2.4       ....................................................Insufficient Funds         9
2.5       ...............................Special Warrantholders Not Shareholders         9
2.6       ...........................................Signing of Special Warrants         9
2.7       ........................................................Countersigning         9
2.8       ............Loss, Mutilation, Destruction or Theft of Special Warrants         9
2.9       ..........................................Exchange of Special Warrants         10
2.10      .........................Purchase of Special Warrants for Cancellation         10
2.11      ..........................................................Escrow Funds         10


                                   ARTICLE 3
                  REPRESENTATIONS, WARRANTIES, AND COVENANTS
                  ------------------------------------------
                               OF THE COMPANY................................ 11
                               --------------

3.1       ......................To Issue Special Warrants and Reserve Debentures         12

Note:  This table of contents shall not, for any purpose, be deened to be a part of the Indenture

                                      -(ii)-


                                                                            PAGE
                                                                            ----
3.2       .........................................To Execute Further Assurances         12
3.3       ..................................................To Carry On Business         12
3.4       ......................................................Reporting Issuer         12
3.5       ...........................Qualification and Registration Requirements         12
3.6       ................................................Stock Exchange Listing         13
3.7             Notice of Qualification and Registration Requirements to Trustee
          and Underwriters................................................... 13
3.8       .................................Securities Qualification Requirements         14


                                   ARTICLE 4
                                  ADJUSTMENTS................................ 14
                                  -----------

4.1       ....................................Adjustment of Amount of Debentures         14
4.2       Protection of Trustee.............................................. 14


                                   ARTICLE 5
                          EXERCISE OF SPECIAL WARRANTS....................... 15
                          ----------------------------

5.1             Notice of Registration and Qualification Requirements to Special
          Warrantholders..................................................... 15
5.2       .........................................Voluntary Exercise of Special         15
          ..............................................................Warrants         15
5.3       ...................................Deemed Exercise of Special Warrants         15
5.4       ................................Effect of Exercise of Special Warrants         16
5.5       .............................Special Warrants Void After Exchange Time         16
5.6       ...............................................Fractions of Debentures         16
5.7       ..............................................Accounting and Recording         16

                                   ARTICLE 6
                     MEETINGS OF SPECIAL WARRANTHOLDERS...................... 17
                     ----------------------------------

6.1       ...........................................................Definitions          17
6.2       ....................................................Convening Meetings          17
6.3       ......................................................Place of Meeting          17
6.4       ................................................................Notice          17
6.5       ............................................Persons Entitled to Attend          18
6.6       ................................................................Quorum          18
6.7       ..............................................................Chairman          18

                                    -(iii)-

                                                                            PAGE
                                                                            ----
6.8       .....................................................Adjourned Meeting          18
6.9       .........................................................Show of Hands          18
6.10      ..................................................................Poll          19
6.11      ...........................................................Regulations          19
6.12      ......................................Powers of Special Warrantholders          19
6.12      ...................................................Minutes of Meetings          21
6.14      ...................................................Written Resolutions          21
6.15      ........................................................Binding Effect          21


                                   ARTICLE 7
                  SUPPLEMENTAL INDENTURES, MERGER, SUCCESSORS................ 22
                  -------------------------------------------

7.1       ............Provision for Supplemental Indentures for Certain Purposes           22
7.2       ........................Company May Consolidate, etc. on Certain Terms           22
7.3       ...................................Successor Body Corporate Substitued           23

                                   ARTICLE 8
                             CONCERNING THE TRUSTEE..........................23
                             ----------------------

8.1       .....................................................Duties of Trustee           23
8.2       .....................................................Action by Trustee           23
8.3       ............................................Certificate of the Company           24
8.4       ..................................Trustee May Employ Experts or Agents           24
8.5       ................................Resignation and Replacement of Trustee           24
8.6       .................................................Indenture Legislation           25
8.7       ................................................................Notice           25
8.8       .......................................................Use of Proceeds           25
8.9       ..........................................................No Inquiries           25
8.10      .................................Trustee Not Required to Give Security           25
8.11      ...............................................No Conflict of Interest           25
8.12      ..........................................Trustee Not Ordinarily Bound           26
8.13      .......................................Trustee May Deal in Instruments           26
8.14      ........................Recitals or Statements of Fact Made by Company           26
8.15      .........................................Trustee's Discretion Absolute           26
8.16      .....................................No Representations as to Validity           26
8.17      ..................................................Acceptance of Trusts           27
8.18      ..............................Trustee's Authority to Carry on Business           27
8.19      ..........................................................Disagreement           27

                                    -(iv)-

                                                                            PAGE
                                                                            ----
8.20      .............................................................Indemnity           28


                                   ARTICLE 9
                                    NOTICES.................................. 28
                                    -------

9.1       ...........................Notice to Company, Trustee and Underwriters           28
9.2       ......................................Notice to Special Warrantholders           29

                                  ARTICLE 10
                            POWER OF BOARD OF DIRECTORS...................... 30
                            ---------------------------

10.1      ....................................................Board of Directors           30


                                  ARTICLE 11
                           MISCELLANEOUS PROVISIONS.......................... 30
                           ------------------------

11.1      ....................................................Further Assurances           30
11.2      ...................................................Unenforceable Terms           30
11.3      .............................................................No Waiver           30
11.4      .......................................Suits By Special Warrantholders           30
11.5      .............................................................Enurement           31
11.6      ........................................Formal Date and Effective Date           31


SCHEDULES

Schedule "A" - Special Warrant Certificate

                           SPECIAL WARRANT INDENTURE
                           -------------------------

                         DATED AS OF NOVEMBER 9, 1995


BETWEEN:


          ATLAS CORPORATION
          -----------------
          Suite 3150, 370 Seventeenth Street
          Denver, Colorado
          U.S.A.   80202

          (hereinafter referred to as the "COMPANY")

                                                               OF THE FIRST PART

AND:

          THE MONTREAL TRUST COMPANY OF CANADA
          ------------------------------------
          3rd floor, 510 Burrard Street
          Vancouver, British Columbia
          V6C  3B9

          (hereinafter referred to as the "TRUSTEE")

                                                              OF THE SECOND PART



          Containing Terms and Conditions governing the Issue and Exercise of up to US $15,000,000 of Special Debenture
          Warrants of the Company


WHEREAS the Company has created and proposes to issue Special Warrants to be constituted and issued in the manner herein set forth;




Note:  This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

AND WHEREAS the Company, under the laws relating thereto, is duly authorized to create and issue the Special Warrants;

AND WHEREAS the Company represents to the Trustee that all necessary resolutions of the directors of the Company have been or will be duly enacted, passed or confirmed and all other proceedings taken and conditions complied with to authorize the execution, issue and delivery of the Special Warrants and to make the Special Warrants legal, valid and binding on the Company with the benefits of and subject to the terms and conditions of this Indenture, and to approve and confirm the terms and conditions of this Indenture;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Company and not by the Trustee;

AND WHEREAS the Trustee has agreed to act as trustee on behalf of the Special Warrantholders on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and in further consideration of the mutual covenants herein set forth, the parties hereto agree as follows:



                                INTERPRETATION
                                --------------

               Definitions
               -----------

In this Indenture and the Special Warrant Certificate (unless there is something in the subject matter or context inconsistent therewith):

               "1933 ACT" means the United States Securities Act of 1933, as amended;

               "1934 ACT" means the United States Securities Exchange Act of 1934, as amended;

               "1933 REGISTRATION STATEMENT" means a registration statement or registration statements under the 1933 Act, registering for resale the Subject Securities;

               "1934 REGISTRATION STATEMENT" means a registration statement under the 1934 Act registering the class of Debentures under
               Section 12(b) of the 1934 Act;

               "APPLICABLE LEGISLATION" means the provisions, if any, for the time being, of any statute of Canada or a province thereof, and of the regulations under such statute, relating to trust indentures and/or to the rights, duties and obligations of trustees under trust indentures, and of corporations issuing their securities under trust indentures, to the extent that any such provisions are in force and applicable to this Indenture;

               "CANCELLATION NOTICE" has the meaning ascribed thereto in Section
               2.3 hereof;

               "CANCELLATION RIGHT" means the right of holders of Special Warrants to require the Company to redeem their Special Warrants at a cash price of US $105 for each (US) $100 of Special Warrants redeemed, if the Qualification Date does not occur on or before the Qualification Deadline, pursuant to subsection 2.3 herein;

               "CHEMICAL BANK" means the trustee under the Chemical Bank Indenture being Chemical Bank of 450 West 33rd Street, 15th floor, New York, New York, U.S.A., 10001;

               "CHEMICAL BANK INDENTURE" means the indenture dated November 9, 1995 between the Company and Chemical Bank governing the terms and conditions of the Debentures;

               "CLOSING DATE" means November 9, 1995 or such other date as the Underwriters and the Company may agree upon in writing;

               "CLOSING TIME" means 9:00 a.m. (Vancouver time) on the Closing Date;

               "COMPANY" means Atlas Corporation;

               "COMPANY'S AUDITORS" means the firm of accountants appointed by the shareholders of the Company and serving as the auditors of the Company at the relevant time;

               "DEBENTURES" means the exchangeable debentures of the Company into which Special Warrants are convertible, to be issued in denominations of US $100 (or multiples thereof), the terms and conditions of which Debentures are contained in the Chemical Bank Indenture;

               "DESIGNATED PROVINCES" means the Provinces of Ontario and British Columbia;

               "DIRECTOR" means a director of the Company for the time being and reference without more to action by the directions means action by the directors of the Company as a board or, whenever duly empowered, action by a committee of the board;

               "ESCROW FUNDS" means the gross proceeds from the sale of the Special Warrants, which amount is deposited with the Trustee pursuant to section 2.11 hereof, and all interest earned thereon;

               "EXCHANGE DATE" means the earlier of:

                    the fifth business day following the Qualification Date; and the first business day which is 12 months after the Closing Date;

               "EXCHANGE TIME" means 5:00 p.m. (Vancouver time) on the Exchange Date;

               "FIRST MARATHON" means First Marathon Securities Ltd.;

               "GRANGES" means Granges Inc., a British Columbia company;

               "GRANGES SHARES" means the common shares of Granges beneficially owned by the Company;

               "INDENTURE", "HEREIN", "HERETO, "HEREUNDER", "HEREOF", "HEREBY" and similar expressions mean or refer to this Indenture and not to any particular Article, Section, Subsection, paragraph, clause, subdivision or portion hereof and include any indenture, deed or instrument supplemental or ancillary hereto; and the expressions "ARTICLE", "SECTION", "SUBSECTION" AND "PARAGRAPH" followed by a number mean and refer to the specified Article, Section, Subsection or paragraph of this Indenture;

               "PRIVATE PLACEMENT" means an aggregate of up to US $15,000,000 of Special Warrants being sold pursuant to the Underwriting Agreement;

               "PROSPECTUS" means a (final) prospectus of the Company filed with the applicable securities regulatory authorities in the Designated Provinces which qualifies the issuance of the Debentures in the Designated Provinces, pursuant to the exercise of the Special Warrants;

               "QUALIFICATION DATE" means the date upon which the last of the following has occurred:

                    receipts have been issued for the Prospectus by each of the securities commissions in the Designated Provinces;

                    the 1933 Registration Statement has become effective; and

                    the 1934 Registration Statement has become effective;

               "QUALIFICATION DEADLINE" means 8:00 p.m. (Vancouver time) on February 9, 1996;

               "REGULATION D" means Regulation D promulgated by the SEC under the 1933 Act;

               "REGULATION S" means Regulation S promulgated by the SEC under the 1933 Act;

               "RETRACTION DEADLINE" means 5:00 p.m. (Vancouver time) on the tenth day (or the next succeeding business day if the tenth day is not a business day) following the Qualification Deadline;

               "SEC" means the United States Securities and Exchange Commission;

               "SECURITIES" means the Special Warrants, the Debentures and the Granges Shares;

               "SPECIAL WARRANTS" means the special debenture warrants of the Company issued in denominations of US $100 (or multiples thereof) pursuant to this Indenture, each $100 of Special Warrants entitling the holder to acquire US $100 principal amount of Debentures upon exercise, subject to adjustment in accordance with this Indenture;

               "SPECIAL WARRANT CERTIFICATE" means a certificate supplied by the Company evidencing one or more Special Warrants issuable hereunder, substantially in the form attached hereto as Schedule "A";

               "SPECIAL WARRANTHOLDER" means the registered holder of an outstanding Special Warrant;

               "SUBJECT SECURITIES" means the Debentures and the Granges Shares;

               "SUBSIDIARY OF THE COMPANY" means a corporation of which voting securities carrying a majority of the votes attached to all outstanding voting securities are owned, directly or indirectly, by the Company or by one or more subsidiaries of the Company, or by the Company and one or more subsidiaries of the Company, and, as used in this definition, voting securities means securities, other than debt securities, carrying a voting right to elect directors either under all circumstances or under some circumstances that may have occurred and are continuing;

               "TRUSTEE" means Montreal Trust Company of Canada, having an office at 3rd floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9;

               "UNDERWRITERS" means collectively, Yorkton and First Marathon;

               "UNDERWRITING AGREEMENT" means the underwriting agreement dated as of October 25, 1995 between the Underwriters and the Company pursuant to which the Underwriters have agreed to purchase up to (U.S.) $15,000,000 of the Special Warrants (or obtain subscriptions for Special Warrants from substituted purchasers); and

               "UNITED STATES" OR "U.S." means the United States of America, its territories and possessions, and states of the United States, and the District of Columbia;

               "U.S. PERSON" has the meaning ascribed thereto in Rule 902 of Regulation S; and

               "YORKTON" means Yorkton Securities Inc.


               Headings
               --------

The division of this Indenture into Articles, Sections, Subsections or other subdivisions, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Indenture or the Special Warrants.


               Gender
               ------

Words importing the singular number also include the plural and vice versa and words importing the masculine gender include the feminine gender.


               Weekends and Holidays
               ---------------------

If the date for the taking of any action under this Indenture expires on a Saturday, Sunday or a legal holiday in the Province of British Columbia, such action may be taken on the next succeeding business day with the same force and effect as if taken within the period for the taking of such action.


               Meaning of "Outstanding"
               ------------------------

Every Special Warrant represented by a Special Warrant Certificate countersigned by the Trustee and delivered to the holder is deemed to be outstanding until it is cancelled or delivered to the Trustee for cancellation or until the Exchange Time. Where a new Special Warrant Certificate has been issued pursuant to
Section 2.8 hereof to replace one which has been mutilated, lost, stolen or destroyed, the Special Warrants represented by only one of such Special Warrant Certificates are counted for the purpose of determining the aggregate number of Special Warrants outstanding.


               Time
               ----

Time is of the essence hereof.

               Applicable Law
               --------------

This Indenture and the Special Warrant Certificate are subject to and construed in accordance with the laws of the province of British Columbia. The parties hereto will submit to the jurisdiction of the Courts in the Province of British Columbia. The parties agree that any litigation between the parties which arises pursuant to or in connection with this Indenture, or any of its provisions, will be referred to the Courts in the Province of British Columbia and will not be referred to the Courts in any other jurisdiction.


               Currency
               --------

All dollar amounts set out herein refer to U.S. dollars, unless otherwise indicated.



                    ISSUE AND PURCHASE OF SPECIAL WARRANTS
                    --------------------------------------


               Creation, Form and Terms of Special Warrants
               --------------------------------------------

               The Company hereby creates and authorizes for issuance, $15,000,000 of Special Warrants entitling Special Warrantholders to acquire $15,000,000 principal amount of Debentures, subject to the adjustment provisions of section 4.1 hereof.

               Subject to the provisions hereof, the Special Warrants issued under this Indenture are limited in the aggregate to 150,000 Special Warrants of $100 face value per Special Warrant (issuable in denominations of $100, or multiples thereof) and each Special Warrant entitles the holder thereof to acquire, without payment of any consideration in addition to that paid for the Special Warrant, one Debenture in the principal amount of $100, provided that the amount of Debentures receivable on exercise of a Special Warrant is subject to increase so as to give effect to the adjustments required by Article 4.

               The Special Warrants will be issued in registered form and the Special Warrant Certificate will be substantially in the form set out or referred to in Schedule "A" hereto with, subject to the provisions of this Indenture, such additions, variations, or omissions as may from time to time be permitted pursuant to this Indenture or as may be agreed upon between the Company and the Trustee or the Special Warrantholders and will be numbered in such manner as the Company may prescribe. All Special Warrants will be, save as to denominations, of like tenor and effect. The Special Warrant Certificates will be engraved and printed in such manner as is necessary to have the Special Warrants listed, posted and called for trading on the Vancouver Stock Exchange. No change in the form of the Special Warrant Certificates will be required by reason of any adjustment made pursuant to Article 4 hereof in the amount of Debentures which may be acquired pursuant to the exercise of the Special Warrants.


               Transferability and Ownership of Special Warrants
               -------------------------------------------------

               The Company will cause the Trustee to keep at its Vancouver office set forth in Section 1.1 a register in which the Trustee will enter the names and addresses of the Special Warrantholders and particulars of the Special Warrants held by them. The Trustee will cause the register to be open at all reasonable times for inspection by the Company, the Underwriters and any Special Warrantholder.

               The Special Warrants may be transferred, in accordance with applicable laws and upon compliance with the conditions herein, only on the register kept at the office of the Trustee set forth in Section 1.1 by means of the Special Warrantholder (or its legal representatives or its attorney duly appointed) and its transferee duly executing the transfer form attached to the Special Warrant Certificate and complying with such other reasonable requirements as the Company or the Trustee may prescribe and such transfer will be duly noted on the register by the Trustee.

               Notwithstanding anything contained in this Indenture, in the Special Warrant Certificate or in any subscription agreements under which Special Warrants were issued and sold, the Trustee, relying solely on the transfer form or such other reasonable requirements as the Company or Trustee may prescribe pursuant to Subsection 2.2(B) will not register any transfer of a Special Warrant if it has reasonable grounds to believe that such transfer is otherwise not in accordance with applicable law.

               Upon any transfer of Special Warrants in accordance with the provisions of this Indenture, the Company covenants and agrees with the Trustee, on behalf of the transferee holder and with the transferee holder, that the transferee holder is a permitted assignee of the transferring holder and is entitled to the benefits of the covenants of the Company set forth under the heading "Contractual Right of Action for Rescission" in the Prospectus subject, in each case, to the restrictions and limitations described thereunder.

               The Company and the Trustee will deem and treat the registered holder of any Special Warrant as the absolute legal and beneficial owner thereof for all purposes and neither the Company nor the Trustee is affected by any notice to the contrary except where the Company or the Trustee is required to take notice by statute or by order of a court of competent jurisdiction.

               Subject to the provisions of this Indenture and applicable law, the registered Special Warrantholder is entitled to the rights and privileges attaching to the Special Warrants, and the issue of Debentures and delivery of certificates representing the Debentures on exercise of Special Warrants by any Special Warrantholder thereof in accordance with the terms and conditions herein contained and neither the Company nor the Trustee is bound to inquire into the title of any such registered holder.


               Cancellation Right
               ------------------

If the Qualification Date does not occur on or before the Qualification Deadline, the Special Warrantholders shall be entitled to exercise the Cancellation Right on or before the Retraction Deadline and the Company shall forthwith give written notice to the Trustee and the Underwriters. The Trustee will forthwith give written notice thereof to the Special Warrantholders. In order to exercise the Cancellation Right Special Warrantholders shall provide the Trustee with written notice (the "Cancellation Notice") on or before the Retraction Deadline specifying the number of Special Warrants to be redeemed, together with Special Warrant Certificates representing no less than such number of Special Warrants. Following the Retraction Deadline the Trustee will forthwith:

               cause the number of Special Warrants specified in the Cancellation Notice to be cancelled;

               deliver, or cause to be delivered or credited (out of the Escrow Funds) to the holders of Special Warrants, the sum of $105 for each $100 of Special Warrants which have been cancelled; and

               deliver, or cause to be delivered, a Special Warrant Certificate representing the balance of any Special Warrants delivered to the Trustee pursuant to this subsection, but not specified to be purchased by the Company in the Cancellation Notice.

If any Special Warrantholder does not provide the Trustee with the aforesaid Cancellation Notice, then such Special Warrantholder shall, with respect to the amended terms of the Debentures, be deemed to have renewed the representations to the Company appearing in Section 9 of the subscription agreement pursuant to which Special Warrants were originally issued to such Special Warrantholder.

               Insufficient Funds
               ------------------

In the event that the Escrow Funds are insufficient for redemption and purchase of the number of Special Warrants to be cancelled pursuant to Section 2.3 hereof, the Company will forthwith provide the Trustee with sufficient funds therefor.


               Special Warrantholders Not Shareholders
               ---------------------------------------

A Special Warrantholder is not deemed or regarded as a shareholder of the Company or of Granges nor is such Special Warrantholder entitled to any right or interest except as is expressly provided in this Indenture and in the Special Warrant Certificates.


               Signing of Special Warrants
               ---------------------------

Any one director or officer of the Company will sign the Special Warrant Certificates either manually or by facsimile signature. A facsimile signature upon any Special Warrant Certificate is for all purposes hereof, deemed to be the signature of the person whose signature it purports to be and to have been signed at the time such facsimile signature is reproduced. If a person whose signature, either manually or in facsimile, appears on a Special Warrant Certificate is not a director or officer of the Company at the date of this Indenture or at the date of the countersigning and delivery of such Special Warrant Certificate, such fact does not affect in any way the validity of the Special Warrants or the entitlement of the Special Warrantholder to the benefits of this Indenture or of the Special Warrant Certificate.


               Countersigning
               --------------

No Special Warrant Certificate is to be issued, or if issued, is valid or exercisable or entitles the holder thereof to the benefits of this Indenture until the Special Warrant Certificate has been countersigned by the Trustee. The countersignature or authentication by or on behalf of the Trustee on any Special Warrant Certificate is not construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Special Warrants or as to the performance by the Company of its obligations under this Indenture and the Trustee is in no way liable or answerable for the use made of the Special Warrants or the proceeds therefrom except as specifically set out herein. The countersignature or authentication of the Trustee is, however, a representation and warranty of the Trustee that the Special Warrant Certificate has been duly countersigned by or on behalf of the Trustee pursuant to the provisions of this Indenture. For the purposes of this Special Warrant Indenture "countersignature" and "authentication" have the same meaning.

               Loss, Mutilation, Destruction or Theft of Special Warrants
               ----------------------------------------------------------

In case any of the Special Warrant Certificates issued and countersigned hereunder is mutilated or lost, destroyed or stolen, the Company, subject to applicable laws, and the provisions hereof, shall issue and deliver a new Special Warrant Certificate of like date and tenor in exchange for and in place of the one mutilated, lost, destroyed or stolen and upon surrender and cancellation of such mutilated Special Warrant Certificate or in lieu of and in substitution for such lost, destroyed or stolen Special Warrant Certificate and the substituted Special Warrant Certificate entitles the holder thereof to the benefits hereof and ranks equally in accordance with its terms with all other Special Warrants issued hereunder.

The Special Warrantholder applying for the issue of a new Special Warrant Certificate pursuant to this Section will bear the cost of the issue thereof and in case of loss, destruction or theft will, as a condition precedent to the issue thereof, furnish to the Company such evidence of ownership and of the loss, destruction or theft of the Special Warrant Certificate so lost, destroyed or stolen as is satisfactory to the Company and the Trustee in their sole discretion. The Company or the Trustee may require such applicant to furnish an indemnity or surety bond in amount and form satisfactory to the Company or the Trustee in their sole discretion, and the applicant will pay the reasonable charges of the Company and the Trustee in connection therewith.


               Exchange of Special Warrants
               ----------------------------

A Special Warrantholder may at any time prior to the Exchange Time, by written instruction delivered to the Trustee at the office set forth in Section 1.1, exchange his Special Warrant Certificates for Special Warrant Certificates evidencing Special Warrants in other denominations (in multiples of $100), in which case the Trustee may make a charge sufficient to reimburse it for any government fees or charges required to be paid and an additional reasonable charge for every Special Warrant Certificate issued upon exchange. The Special Warrantholder surrendering such Special Warrant Certificate will bear such fee and charge. Payment of the charges is a condition precedent to the exchange of the Special Warrant Certificate. The Company will sign and the Trustee will countersign all Special Warrant Certificates necessary to carry out exchanges as aforesaid.


               Purchase of Special Warrants for Cancellation
               ---------------------------------------------

Subject to applicable law, the Company may, at any time or from time to time, purchase all or any of the Special Warrants in the market, by private contract or otherwise on such terms as the Company may determine.


               Escrow Funds
               ------------

The Company hereby deposits with the Trustee, and the Trustee hereby acknowledges receipt of, the Escrow Funds and the Trustee agrees to hold the Escrow Funds in trust upon and subject to the following irrevocable authorizations and instructions, and the Company hereby irrevocably authorizes and instructs the Trustee as follows:

               The Trustee will direct that the Escrow Funds promptly be deposited by wire transfer in a separate bank account of the Trustee with a bank (as such term is defined in section 3(a)6 of the 1934 Act) located in the United States (the "U.S. Bank") as trustee pending disbursement.

               Pending disbursements of the Escrow Funds, the Trustee will cause the Escrow Funds to be invested and reinvested in United States Dollar short term interest bearing or discount obligations issued by or guaranteed by the United States Government or a Schedule I Canadian chartered bank, as determined by the Company from time to time. Failing such determination by the Company, the Escrow Funds will be invested or reinvested in thirty day treasury bills issued by the United States Government (the "Qualified Investments"). All Qualified Investments will, if registerable, be registered in the name of the U.S. Bank, and if in bearer form shall be physically held by the U.S. Bank or by its approved custodian pending their realization and shall be retained by the U.S. Bank or by its approved custodian in safekeeping to be held in trust by the U.S. Bank on behalf of the persons who have an interest therein pursuant to this Indenture.

               If the Qualification Date occurs on or before the Qualification Deadline and the Trustee receives confirmation from Chemical Bank that it is ready, willing and able to deliver the Debentures pursuant to section 5.2 or 5.3 herein, then the Trustee will, on the first business day following the Exchange Date, realize on the Qualified Investments and disburse the Escrow Funds and all interest earned thereon to the Company.

               If the Qualification Date does not occur on or before the Qualification Deadline, then the Trustee will realize on the Qualified Investments and disburse the Escrow Funds as follows:

                    upon receipt from any Special Warrantholder who elects to have its Special Warrants retracted pursuant to Section 2.3 hereof of (A) a Cancellation Notice and (B) the certificate or certificates for the Special Warrants tendered for retraction and cancellation pursuant to such Cancellation Notice in accordance with the terms of Section 2.3 hereof, the amount that is required to be paid to such Special Warrantholder;

                    upon the exercise by any Special Warrantholder of any Special Warrants held by it, an amount equal to the purchase price paid for such Special Warrants and interest accrued thereon, to the Company; and the balance, if any, remaining on the first business day following the Exchange Date to the Company.



           REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE COMPANY
           ---------------------------------------------------------


The Company represents, warrants, covenants and agrees with the Trustee for the benefit of the Trustee and the Special Warrantholders as follows:


               To Issue Special Warrants and Reserve Debentures
               ------------------------------------------------

The Company is duly authorized to create and issue the Special Warrants and the Special Warrants, when issued and countersigned by the Trustee, will be valid and enforceable against the Company and, subject to the provisions of this Indenture, the Company will cause the Debentures from time to time acquired pursuant to the exercise of Special Warrants and the certificates representing the Debentures, to be duly issued to the Special Warrantholders without payment of additional consideration. At all times while any of the Special Warrants are outstanding, the Company will reserve and allot under the Chemical Bank Indenture an amount of Debentures sufficient to enable the Company to meet its obligation to issue Debentures in respect of the exercise of all Special Warrants. All Debentures acquired pursuant to the Special Warrants will be fully paid and non-assessable.


               To Execute Further Assurances
               -----------------------------

The Company will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may reasonably be required for the better accomplishing and effecting of the intentions and provisions of this Indenture.

               To Carry On Business
               --------------------

Subject to the express provisions hereof, the Company will carry on and conduct and will cause to be carried on and conducted its business in the same manner as heretofore carried on and conducted, except that the Company or any subsidiary of the Company may cease to operate or may dispose of any business, premises, property, assets or operation if in the opinion of the directors or officers of the Company or any subsidiary of the Company, as the case may be, it would be advisable and in the best interests of the Company or any subsidiary of the Company to do so. Subject to the express provisions hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, except that nothing herein contained prevents the amalgamation, consolidation, merger, sale, winding-up or liquidation of the Company or any subsidiary of the Company or the abandonment of any rights and franchises of the Company or any subsidiary of the Company if, in the opinion of the directors or officers of the Company or any subsidiary of the Company, as the case may be, it is advisable and in the best interest of the Company or of such subsidiary of the Company to do so.


               Reporting Issuer
               ----------------

The Company is presently a reporting issuer under the 1934 Act.


               Qualification and Registration Requirements
               -------------------------------------------

               The Company shall, as soon as practicable following the Closing Date, file (or cause to be filed) the following documents:

                    a preliminary prospectus and (final) Prospectus in the Designated Provinces qualifying the distribution of the Debentures upon exercise of the Special Warrants;

                    the 1933 Registration Statement, and shall also file (or cause to be filed) all required filings with state securities or "blue sky" administrators in the states where the holders of such Securities propose to offer and sell the Securities (the "Blue Sky Filings"); and

                    the 1934 Registration Statement.

               The Corporation will use its best efforts to

                    cause receipts to be issued by the securities commissions in Ontario and British Columbia for the Prospectus; and cause the 1933 Registration Statement and the 1934 Registration Statement to become effective

               (collectively, the "Qualification and Registration Requirements") on or before the Qualification Deadline.

               If the Qualification and Registration Requirements are not met on or before the Qualification Deadline, the Corporation will continue to use its best efforts to cause the Qualification and Registration Requirements to be met, unless all Special Warrants have been redeemed and cancelled pursuant to section 2.3 hereof, notwithstanding the change in the exercise ratio of Debentures to Special Warrants pursuant to section 4.1 hereof.


               Stock Exchange Listing
               ----------------------

The Company will cause the Special Warrants to be listed, posted and called for trading on the Vancouver Stock Exchange as soon as possible following the Closing Date but in any event not later than thirty (30) days from the Closing Date.


               Notice of Qualification and Registration Requirements to Trustee
               ----------------------------------------------------------------
               and Underwriters
               ----------------

On the first business day following the Qualification Date the Company will give prompt notice to the Trustee and the Underwriters thereof, together with such documentation as is necessary to substantiate that the Qualification and Registration Requirements have been met including confirmation from the Company's counsel and counsel for the Underwriters.


               Securities Qualification Requirements
               -------------------------------------

If, in the opinion of the Company's counsel, any instrument is required to be filed with or any permission is required to be obtained from any securities regulatory authority or any other step is required under any federal or provincial law in Canada or under any federal or state law in the United States, before any securities or property which a Special Warrantholder is entitled to receive pursuant to the exercise of a Special Warrant may properly and legally be delivered upon the due exercise of a Special Warrant, the Company covenants that it will use its best efforts to take all such action, at its expense, as is required or appropriate in the circumstances.

                                  ADJUSTMENTS
                                  -----------


               Adjustment of Amount of Debentures
               ----------------------------------

If the Qualification Date does not occur on or before the Qualification Deadline as contemplated in Section 3.5 hereof, each $100 of Special Warrants (unless previously exercised pursuant to Section 5.2 or cancelled pursuant to Section 2.3) shall entitle the Special Warrantholder to receive, upon exercise, $110 principal amount of Debentures.


               Protection of Trustee
               ---------------------

The Trustee:

               is not at any time under any duty or responsibility to a Special Warrantholder to independently determine whether any facts exist which require any adjustment contemplated by Section 4.1, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

               is not responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver Debentures upon the surrender of any Special Warrants for the purpose of the exercise of such rights; and

               will not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Company of any of the representations, warranties or covenants herein contained or of any acts of the agents or servants of the Company.



                         EXERCISE OF SPECIAL WARRANTS
                         ----------------------------


               Notice of Registration and Qualification Requirements to Special
               ----------------------------------------------------------------
               Warrantholders
               --------------

Upon receipt of a written notice pursuant to Section 3.7, the Trustee will forthwith give notice to the Special Warrantholders, which notice must include a statement that any Special Warrants not exercised prior to the Exchange Time will be deemed by the Company and the Trustee to be exercised pursuant to
Section 5.3.

               Voluntary Exercise of Special Warrants
               --------------------------------------

A Special Warrantholder may, at any time before the Exchange Time, exercise all or any number of the Special Warrants held, by surrendering to the Trustee the Special Warrant Certificate or certificates representing the number of Special Warrants to be exercised, together with a duly completed and executed exercise form(s) in the form attached to the Special Warrant Certificate(s). Voluntary exercise, at a time when the Company has not received a final receipt for the Prospectus from all the applicable securities regulatory authorities in the Designated Provinces, is subject to compliance with and may be restricted by the securities laws of the Designated Provinces and is further subject to the Special Warrantholders providing such assurances and executing such documents as may, in the reasonable opinion of the Company or the Trustee, be required to ensure compliance with applicable securities legislation. If, at the time of the exercise of the Special Warrants, there remain restrictions on resale under applicable securities legislation on the Debentures so acquired, the Company, may, if required on the advice of its counsel, endorse the certificates representing the Debentures with respect to those restrictions. Upon the exercise of Special Warrants pursuant to this Section 5.2, the Trustee will promptly notify Chemical Bank and the Company of such exercise including the principal amount of Debentures and registration and delivery particulars of Debenture certificates issuable thereunder, such notice to be provided in a format agreed upon between the Trustee, Chemical Bank, and the Company.


               Deemed Exercise of Special Warrants
               -----------------------------------

Any Special Warrants not exercised by the Special Warrantholder pursuant to
Section 5.2 or cancelled pursuant to Section 2.3 prior to the Exchange Time will be deemed to have been exercised immediately prior to the Exchange Time and surrendered by the Special Warrantholders without any further action on the part of the Special Warrantholder. In that event, the Trustee will promptly notify Chemical Bank and the Company of such exercise including the principal amount of Debentures and registration and delivery particulars of Debenture certificates issuable thereunder, such notice to be provided in a format agreed upon between the Trustee, Chemical Bank. and the Company.


               Effect of Exercise of Special Warrants
               --------------------------------------

Upon exercise of the Special Warrants as provided in either Section 5.2 or 5.3, the Debentures, in respect of which the Special Warrants are exercised are deemed to have been issued, at which time each Special Warrantholder is deemed to have become the holder or holders of record of such Debentures.

               Special Warrants Void After Exchange Time
               -----------------------------------------

After the full exercise of a Special Warrant as provided in either Section 5.2 or 5.3, the holder of a Special Warrant Certificate representing the Special Warrant so exercised no longer has any rights either under this Indenture or the Special Warrant Certificate, other than the right to receive certificates representing Debentures, and the Special Warrant is void and of no value or effect.


               Fractions of Debentures
               -----------------------

               Where a Special Warrantholder is entitled to receive, as a result of the adjustments provided for in Section 4.1 or otherwise, on the exercise or partial exercise of its Special Warrants a fraction of a Debenture, such right may only be exercised in respect of such fraction in combination with another Special Warrant or other Special Warrants which in the aggregate entitle the Special Warrantholder to receive a whole number of Debentures (in $100 multiples).

               If a Special Warrantholder is not able to, or elects not to, combine Special Warrants so as to be entitled to acquire a whole number of Debentures, the Special Warrantholder may not exercise the right to acquire a fractional Debenture and, as a result, has the right to acquire only that number of Debentures equal to the next lowest whole number of Debentures (in $100 multiples).


               Accounting and Recording
               ------------------------

The Trustee will promptly notify the Company and Chemical Bank with respect to Special Warrants exercised or surrendered for cancellation. The Trustee will record the particulars of the Special Warrants exercised and surrendered for cancellation which include the name or names and addresses of the person who become holders of Debentures on exercise pursuant to this Article 5 and the amount of Debentures to be issued. Within two (2) business days of the exercise of each Special Warrant pursuant to either Section 5.2 or 5.3, the Trustee will provide those particulars in writing to the Company and Chemical Bank.



                      MEETINGS OF SPECIAL WARRANTHOLDERS
                      ----------------------------------


               Definitions
               -----------

In this Article 6 or otherwise in this Indenture:

               "Adjourned Meeting" means a meeting adjourned in accordance with
               Section 6.8;

               "Extraordinary Resolution" means a resolution passed as an extraordinary resolution at a Meeting duly convened and held in accordance with the provisions of this Article 6, and carried by not less than 2/3 of the votes cast on such resolution; and

               "Meeting" means a meeting of the Special Warrantholders.


               Convening Meetings
               ------------------

The Trustee or the Company may convene a Meeting at any time at the expense of the Company. Upon receipt of a written requisition signed by Special Warrantholders holding not less than 25% of the Special Warrants outstanding, the Trustee or the Company will convene a Meeting, provided that adequate provision has been made by the Company or the Special Warrantholders for the costs of convening and holding a Meeting. If the Trustee or the Company fails to convene the Meeting within 15 business days after being duly requisitioned to do so, the Special Warrantholders holding not less than 25% of the Special Warrants outstanding may themselves convene a Meeting the notice for which must be signed by a person that those Special Warrantholders specify, provided that the Trustee and Company receive notice of the Meeting in accordance with Section 6.4. A written requisition must state, generally, the reason for the Meeting and business to be transacted at the Meeting.


               Place of Meeting
               ----------------

Every Meeting must be held in Vancouver, British Columbia or at such other place that the Trustee and Company approve.


               Notice
               ------

The Trustee will give written notice of each Meeting to each Special Warrantholder at the expense of the Company in the manner specified in Article 9 at least 25 days before the date of the Meeting. The Trustee will give written notice of each Adjourned Meeting to each Special Warrantholder in the manner specified in Article 9 at least 12 hours before the date of the Adjourned Meeting. The notice for a Meeting must state the time and place of the Meeting and, generally, the reason for the Meeting and the business to be transacted at the Meeting. The notice for an Adjourned Meeting must state the time and place of the Adjourned Meeting but need not specify the business to be transacted at an Adjourned Meeting. The accidental omission by the Trustee to give notice of a Meeting or an Adjourned Meeting to a Special Warrantholder does not invalidate a resolution passed at a Meeting or Adjourned Meeting.

               Persons Entitled to Attend
               --------------------------

The Company may and the Trustee will, each by its authorized representatives, attend every Meeting and Adjourned Meeting but neither the Company nor the Trustee has the right to vote. The legal advisors of the Company, Trustee, and any Special Warrantholders, respectively, may also attend a Meeting or Adjourned Meeting and may address such Meeting but do not have the right to vote.


               Quorum
               ------

A quorum for a Meeting of the Special Warrantholders consists of two or more persons present in person and owning or representing by proxy not less than 25% of the Special Warrants then outstanding.


               Chairman
               --------

The Trustee will nominate a natural person as the chairman of a Meeting or Adjourned Meeting. If the person so nominated is not present within 25 minutes after the time set for holding the Meeting or Adjourned Meeting, the Special Warrantholders and proxies for Special Warrantholders present will choose one of their number to be chairman.


               Adjourned Meeting
               -----------------

If a quorum of the Special Warrantholders is not present within 30 minutes after the time fixed for holding a Meeting, the Meeting stands adjourned to a date not less than 10 calendar days and not more than 30 calendar days later, at a place determined in accordance with Section 6.3, and at a time specified by the chairman. The Trustee will promptly and in accordance with Section 6.4 send a notice of the Adjourned Meeting to each Special Warrantholder. At an Adjourned Meeting, two or more Special Warrantholders or persons representing Special Warrantholders by proxy constitutes a quorum for the transaction of business for which the Meeting was convened.


               Show of Hands
               -------------

Subject to a poll and except as otherwise required herein, every question submitted to a Meeting or Adjourned Meeting is decided, in the first instance, by the majority of votes in a show of hands. If the vote is tied, the chairman does not have a casting vote and the motion is not carried.

               Poll
               ----

When requested by a Special Warrantholder acting in person or by the proxy representing the Special Warrantholder, the chairman of a Meeting or Adjourned Meeting will request a poll on a question submitted to the meeting. Except as otherwise required herein, if a question has been put to a poll, that question is decided by the affirmative vote of not less than a majority of the votes given on the poll. If the vote is tied, the motion is not carried. On a poll, each Special Warrantholder is entitled to one vote for every Special Warrant then outstanding and of which he is the registered holder. A declaration made by the chairman that a resolution has been carried or lost is conclusive evidence thereof. In the case of joint registered Special Warrantholders, any one of them present in person or represented by proxy may vote in the absence of the other or others but when more than one of them is present in person or by proxy, they may only vote together in respect of the Special Warrants of which they are joint registered holders.


               Regulations
               -----------

Subject to the provisions of this Indenture, the Trustee, or the Company with the approval of the Trustee, may from time to time make and, thereafter, vary regulations not contrary to the provisions of this Indenture as it deems fit providing for and governing the following:

               setting a record date for a Meeting for determining Special Warrantholders entitled to receive notice of and vote at a Meeting;

               voting by proxy, the form of instrument appointing a proxy, the manner in which a proxy instrument must be executed, and the production of the authority of any person signing an instrument of a proxy on behalf of a Special Warrantholder;

               lodging and the means of forwarding the instruments appointing proxies, and the time before a Meeting or Adjourned Meeting by which an instrument appointing a proxy must be deposited; and

               any other matter relating to the conduct of a meeting of Special Warrantholders.

A regulation so made is binding and effective and votes given in accordance with such a regulation are valid. The Trustee may permit Special Warrantholders to make proof of ownership in the manner the Trustee approves.


               Powers of Special Warrantholders
               --------------------------------

               By Extraordinary Resolution passed pursuant to this Article 6 by not less than a 2/3 majority of the votes cast in respect thereof, the Special Warrantholders may:

               agree to any modification, abrogation, alteration, compromise, or arrangement of the rights of the Special Warrantholders whether arising under this Indenture, or otherwise at law, including the rights of the Trustee in its capacity as trustee hereunder or on behalf of the Special Warrantholders against the Company, which has been agreed to by the Company;

               direct and authorize the Trustee to exercise any discretion, power, right, remedy or authority given to it by or under this Indenture in the manner specified in such resolution or to refrain from exercising any such discretion, power, right, remedy, or authority;

               direct the Trustee to enforce any covenant on the part of the Company contained in this Indenture or to waive any default by the Company in compliance with any provisions of this Indenture either unconditionally or upon any conditions specified in such resolution;

               assent to any change in or omission from the provisions contained in this Indenture or the Special Warrant Certificates or any ancillary or supplemental instrument which is agreed to by the Company, and to authorize the Trustee to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

               with the consent of the Company, remove the Trustee or its successor in office and to appoint a new registrar and trustee to take the place of the Trustee so removed;

               upon the Trustee being furnished with an indemnity that is, in its discretion, sufficient, require the Trustee to enforce any covenant of the Company contained in this Indenture or the Special Warrant Certificates, or to enforce any right of the Special Warrantholders in any manner specified in such Extraordinary Resolution, or to refrain from enforcing any such covenant or right;

               restrain any Special Warrantholder from instituting or continuing any suit or proceeding against the Company for the enforcement of a covenant on the part of the Company contained in this Indenture or any of the rights conferred upon the Special Warrantholders as set out in this Indenture or the Special Warrant Certificates;

               direct a Special Warrantholder who, as such, has brought a suit, action or proceeding to stay or discontinue or otherwise deal with the same upon payment of the costs, charges, and expenses reasonably and properly incurred by such Special Warrantholder in connection therewith;

               waive and direct the Trustee to waive a default by the Company in complying with any of the provisions of this Indenture or the Special Warrant Certificate either unconditionally or upon any conditions specified in such Extraordinary Resolution;

               assent to a compromise or arrangement with a creditor or creditors or a class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Company;

               direct the Trustee to release (or cause to be released) up to 50% of the Escrow Funds to the Company prior to the Qualification Date; or

               amend, alter, or repeal any resolution previously passed pursuant to this Section 6.12.

               An Extraordinary Resolution of the Special Warrantholders is binding upon all the Special Warrantholders whether present or not present at the Meeting or Adjourned Meeting at which the Extraordinary Resolution was passed or whether or not assented to in writing, and each Special Warrantholder, the Trustee and the Company will give effect to the Extraordinary Resolution to the extent that the Extraordinary Resolution applies to such party.


               Minutes of Meetings
               -------------------

The Trustee will make and maintain minutes and records of all resolutions and proceedings at a Meeting or Adjourned Meeting and will make available those minutes and records at the office of the Trustee for inspection by a Special Warrantholder or his authorized representative at reasonable times. If signed by the chairman of the Meeting or by the chairman of the next succeeding Meeting of the Special Warrantholders, such minutes will be prima facie evidence of the matters therein stated.


               Written Resolutions
               -------------------

Notwithstanding the foregoing, a written resolution or instrument signed in one or more counterparts by the Special Warrantholders holding not less than a majority of the Special Warrants outstanding in the case of a resolution, or not less than 2/3 of the Special Warrants outstanding in the case of an Extraordinary Resolution, is deemed to be the same as, and to have the same force and effect as, a resolution or Extraordinary Resolution, as the case may be, duly passed at a Meeting or Adjourned Meeting.


               Binding Effect
               --------------

A resolution of the Special Warrantholders passed pursuant to this Article 6 is binding upon all Special Warrantholders. Upon the passing of a Special Warrantholder's resolution at a meeting of the Special Warrantholders, or upon the signing of a written resolution or instrument pursuant to Section 6.14 and delivery by the Company to the Trustee of an original, certified or notarial copy, or copies, of such resolution as executed or passed by the Special Warrantholders, the Trustee is entitled to and will give effect thereto.

                  SUPPLEMENTAL INDENTURES, MERGER, SUCCESSORS
                  -------------------------------------------


               Provision for Supplemental Indentures for Certain Purposes
               ----------------------------------------------------------

From time to time the Company will, when authorized by the directors of the Company, and the Trustee may, subject to the provisions of this Indenture, execute and deliver by their proper offices, deeds, indentures or instruments supplemental hereto, which thereafter form part hereof for any one or more or all of the following purposes:

               adding to the provisions hereof such additional covenants, enforcement provisions, and release provisions (if any) as in the opinion of counsel acceptable to the Company and counsel for the Trustee are necessary or advisable, provided the same are not, in the opinion of counsel for the Trustee prejudicial to the interests of the Special Warrantholders;

               adding to the covenants of the Company in this Indenture for the protection of the Special Warrantholders;

               evidencing any succession, (or successive successions), of other companies to the Company and the covenants of, and obligations assumed by, such successor (or successors) in accordance with the provisions of this Indenture;

               making such provisions not inconsistent with this Indenture as may be deemed necessary or desirable with respect to matters or questions arising hereunder;

               giving effect to an Extraordinary Resolution;

               to rectify any ambiguity, defective provision, clerical omission or mistake or manifest or other error contained herein or in any deed or indenture supplemental or ancillary hereto provided that, in the opinion of the Trustee, the rights of the Special Warrantholder are not prejudiced thereby;

               adding to or altering the provisions hereof in respect of the transfer of Special Warrants, making provision for the exchange of Special Warrant Certificates of different denominations, and making any modification in the form of the Special Warrant Certificate which does not affect the substance thereof; or

               for any other purpose not inconsistent with the provisions of this Indenture.

               Company May Consolidate, etc. on Certain Terms
               ----------------------------------------------

Nothing in this Indenture prevents any consolidation, amalgamation or merger of the Company with or into any other body corporate or bodies corporate, or a conveyance or transfer of all or substantially all the properties and assets of the Company as an entirety to any body corporate lawfully entitled to acquire and operate the same, provided, however, that the body corporate formed by such consolidation or amalgamation or into which such merger has been made, or which has acquired by conveyance or transfer all or substantially all the properties and assets of the Company as an entirety in circumstances resulting in the Special Warrantholders being entitled to receive property from or securities of such body corporate, will execute prior to or contemporaneously with such consolidation, amalgamation, merger, conveyance or transfer, an indenture supplemental hereto, satisfactory in form to the Trustee, wherein the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed or observed by the Company are assumed by the successor body corporate. The Trustee is entitled to receive and is fully protected in relying upon an opinion of counsel that any such consolidation, amalgamation, merger, conveyance or transfer, and a supplemental indenture executed in connection therewith, complies with the provisions of this Section.


               Successor Body Corporate Substituted
               ------------------------------------

Where the Company, pursuant to Section 7.2 hereof, is consolidated, amalgamated or merged with or into any other body corporate or bodies corporate or conveys or transfers all or substantially all of the properties and assets of the Company as an entirety to another body corporate, the successor body corporate formed by such consolidation or amalgamation or into which the Company has been merged or which has received a conveyance or transfer as aforesaid succeeds to and is substituted for the Company hereunder with the same effect as nearly as may be possible as if it had been named herein. Such changes may be made in the Special Warrants as may be appropriate in view of such consolidation, amalgamation, merger, conveyance or transfer.



                            CONCERNING THE TRUSTEE
                            ----------------------

               Duties of Trustee
               -----------------

By way of supplement to the provisions of any statute for the time being relating to trustees, and notwithstanding any other provision of this Indenture, in the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee will exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. Provided that the Trustee has exercised such standard of care, diligence and skill, and in the absence of wilful neglect, gross negligence or fraud, the Company will indemnify and save harmless the Trustee from all loss, costs or damages it may suffer in administering the trusts of this Indenture.

               Action by Trustee
               -----------------

The Trustee is not obligated to do any act or thing except where required to do so by this Indenture and, in the case of a default, only when it has actual notice thereof.


               Certificate of the Company
               --------------------------

If in the administration of the trusts of this Indenture, the Trustee deems it necessary or desirable that any matter be proved or established by the Company, prior to taking or suffering any action hereunder, the Trustee may accept and rely on a written order, request, consent, certificate or other document signed in the name of the Company by any one of the Chairman of the Board, the Vice-Chairman of the Board, the President, a Vice-President, or Treasurer of the Company and may consist of one or more instruments so executed, as conclusive evidence of the truth of any fact relating to the Company or its assets therein stated and proof of the regularity of any proceedings or actions associated therewith, but the Trustee may in its discretion require further evidence or information before acting or relying on any such order, request, consent, certificate or other document.


               Trustee May Employ Experts or Agents
               ------------------------------------

The Trustee may, at the Company's expense, employ or retain such lawyers, accountants, engineers, appraisers or other experts, advisers or agents as it may reasonably require for the purpose of discharging its duties hereunder and may pay reasonable remuneration for such services rendered to it but it is not responsible for any misconduct, mistake or error of judgment on the part of any of them. The Company will reimburse the Trustee for all disbursements, costs and expenses made or incurred by the Trustee in the discharge of its duties and in the management of the trusts hereunder. The Trustee may rely upon the Company and act upon the opinion or advice of, or information obtained from, any such lawyer, accountant, engineer, appraiser or other expert, adviser or agent in relation to any matter arising in the administration of the trusts hereof. The Trustee will not incur any liability for the acts or omissions of such lawyers, accountants, engineers, appraisers or other experts, advisers or agents employed by the Trustee in good faith.

               Resignation and Replacement of Trustee
               --------------------------------------

               The Trustee may resign its trust and be discharged from all further obligations hereunder by giving to the Company written notice at least 90 days before the effective date of the resignation. If the Trustee resigns, or becomes incapable of acting hereunder, the Company will forthwith appoint in writing a new trustee. Failing such appointment by the Company, the retiring Trustee or any Special Warrantholder may apply to a Judge of the Supreme Court of British Columbia on such notice as such Judge may direct, for the appointment of a new trustee. The Special Warrantholders may, by Extraordinary Resolution, remove the Trustee (including a trustee appointed by the Company or by a Judge as aforesaid) and appoint a new trustee. On any new appointment, the new trustee is vested with the same powers, rights, duties and obligations as if it had been originally named as Trustee without any further assurance, conveyance, act or deed. If for any reason it becomes necessary or expedient to execute any further deed or assurance, the former Trustee will execute the same in favour of the new trustee.

               Any company resulting from a merger, consolidation or amalgamation to which the Trustee for the time being is a party is to be the successor Trustee under this Indenture without any further act.


               Indenture Legislation
               ---------------------

The Company and the Trustee agree that each will at all times in relating to this indenture and to any action to be taken hereunder, observe and comply with and be entitled to the benefits of all Applicable Legislation. If and to the extent that any provision of this indenture limits, qualifies or conflicts with any mandatory requirement of Applicable Legislation, such mandatory requirement prevails.


               Notice
               ------

The Trustee is not required to give notice to third parties, including the Special Warrantholders, of the execution of this Indenture.


               Use of Proceeds
               ---------------

The Trustee is in no way responsible for the use by the Company of the proceeds of the Private Placement.

               No Inquiries
               ------------

Prior to the countersignature and delivery of any Special Warrant Certificates under any provisions of this Indenture, the Trustee is not bound to make any inquiry or investigation as to the correctness of the matters set out in any of the resolutions, opinions, certificates or other documents required by the provisions of this Indenture, but is entitled to accept and act upon the resolutions, opinions, certificates or other documents. The Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. The Trustee is not bound to make any inquiry or investigation as to the performance by the Company of the Company's covenants hereunder.


               Trustee Not Required to Give Security
               -------------------------------------

The Trustee is not required to give any bonds or security with respect to the execution or administration of the trusts and powers of this Indenture.


               No Conflict of Interest
               -----------------------

The Trustee represents to the Company that, at the date of execution and delivery by it of this Indenture, there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder but if, notwithstanding the provisions of this Section 8.11, such a material conflict of interest exists, the validity and enforceability of this Indenture and the instruments issued hereunder is not affected in any manner whatsoever by reason only that such material conflict of interest exists or arises. The Trustee will, within 90 days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 8.5.


               Trustee Not Ordinarily Bound
               ----------------------------

The Trustee is not obligated to spend its own funds in connection with the commencement or continued exercise of its duties hereunder. The obligation of the Trustee to commence or continue any act or action is conditional upon Special Warrantholders furnishing, when required in writing so to do by the Trustee, funds sufficient for commencing or continuing the act, action or proceeding and an indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against any loss, damage or liability by reason thereof.

               Trustee May Deal in Instruments
               -------------------------------

The Trustee may in its personal or other capacity, buy, sell, lend upon and deal in and hold securities of the Company and generally contract and enter into financial transactions with the Company or otherwise, without being liable to account for any profits made thereby.


               Recitals or Statements of Fact Made by Company
               ----------------------------------------------

Subject to the provisions hereof, the Trustee is not liable for or by reason of any of the statements of fact or recitals contained in this Indenture or in the Special Warrant Certificates and is not required to verify the same but all such statements and recitals are and are deemed to have been made by the Company only.


               Trustee's Discretion Absolute
               -----------------------------

The Trustee, except as herein otherwise provided, has, as regards all the trusts, powers, authorities and discretion vested in it, absolute and uncontrolled discretion as to the exercise thereof, whether in relation to the manner or as to the mode and time for the exercise thereof.


               No Representations as to Validity
               ---------------------------------

The Trustee is not:

               under any responsibility in respect of the validity of this Indenture or the execution and delivery thereof or in respect of the validity or the execution of any Special Warrant issued hereunder;

               responsible for any breach by the Company of any covenant or condition contained in this Indenture or in any such Special Warrant Certificate; or

               by any act hereunder, deemed to make any representation or warranty as to the authorization or reservation of any Debentures to be issued as provided in this Indenture or in any Special Warrant Certificate or as to whether any Debentures or Granges Shares will when issued be duly authorized or be validly issued and fully paid and non-assessable. The duty and responsibility as to all the matters and things referred to in this Section 8.16 rests upon the Company and not upon the Trustee and the failure of the Company to discharge any such duty and responsibility does not in any way render the Trustee liable or place upon it any duty or responsibility for breach of which it would be liable.

               Acceptance of Trusts
               --------------------

The Trustee hereby accepts the trusts of this Indenture and agrees to perform the same upon the terms and conditions herein set forth or referred to unless and until discharged therefrom by resignation or in some other lawful way.


               Trustee's Authority to Carry on Business
               ----------------------------------------

The Trustee represents to the Company that at the date hereof it is authorized to carry on the business of a trust company in the Province of British Columbia. If, notwithstanding the provisions of this Section 8.18, it ceases to be authorized to carry on such business in the Province of British Columbia, the validity and enforceability of this Indenture and of the Special Warrants issued hereunder are not affected in any manner whatsoever by reason only of such event, provided that the Trustee will, within 30 days after ceasing to be authorized to carry on such business in such Province, either becomes so authorized or resigns in the manner and with the effects specified in Section 8.5.


               Disagreement
               ------------

In the event of any disagreement between any of the parties to this Agreement, or between them or either of them and any other person, resulting in demands or adverse claims being made in connection with or for any asset involved herein or affected hereby, the Trustee shall be entitled, at its discretion, to refuse to comply with any demands or claims on it, as long as such disagreement shall continue, and in so refusing the Trustee may make no delivery or other disposition of any asset involved herein or affected hereby, and in so doing the Trustee shall not be or become liable in any way or to any person or party or for its failure or refusal to comply with such conflicting demands or adverse claims, and it shall be entitled to continue so to refrain from acting and so to refuse to act until the right of person or party shall have been finally adjudicated in a court assuming and having jurisdiction on the asset involved herein or affected hereby, or all differences shall have been adjusted by agreement and the Trustee shall have been notified in writing signed by all persons and parties interested.


               Indemnity
               ---------

Without limiting any protection or indemnity of the Trustee under any other provision hereof, or otherwise at law, every party to this Agreement hereby agrees to jointly and severally indemnify and hold harmless the Trustee from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Trustee in connection with the performance of its duties and obligations hereunder, other than such labilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements arising by reason of the gross negligence or fraud of the Trustee. This provision shall survive the resignation or removal of the Trustee, or the termination of the Indenture. The Trustee shall not be under any obligation to prosecute or to defend any action or suit in respect of the relationship which, in the opinion of its counsel, may involve it in expense or liability, unless the party hereto shall, so often as required, furnish the Trustee with satisfactory indemnity and funding against such expense or liability.



                                    NOTICES
                                    -------


               Notice to Company, Trustee and Underwriters
               -------------------------------------------

Any notice to the Company, Trustee or Underwriters under the provisions of this Indenture is valid and effective if in writing delivered or sent by telecopier:

               to the Corporation:

               Atlas Corporation
               Suite 3150, 370 Seventeenth Street, Denver, Colorado, U.S.A.,
               80202
               Attention:  David J. Birkenshaw, CEO
               Telefax:  (303) 892 - 8808

               with a copy to:

               Coudert Brothers
               1114 Avenue of the Americas, New York, New York, U.S.A.,
               10036-7703
               Attention:  Jeffrey E. Cohen
               Telefax:  (212) 626 - 4120

               - and to -

               Lang Michener
               Suite 2500, 181 Bay Street, Toronto, Ontario, M5J 2T7
               Attention:  David Knight
               Telefax:  (416) 365 - 1719
               to the Underwriters:

               Yorkton Securities Inc.
               10th floor, 1055 Dunsmuir Street, Vancouver, British Columbia, V7X 1L4
               Attention:  Gordon Keep, Telefax:  (604) 640 - 0512

               - and to -

               First Marathon Securities Limited
               Exchange Tower, Box 21, 2 First Canadian Place, Toronto, Ontario, M5X 1J9
               Attention:  Richard S. Hallisey, Telefax (416) 869 - 8013

               with a copy to:

               Sobolewski Anfield
               Suite 1600, 609 Granville Street, Vancouver, British Columbia, V7Y 1C3
               Attention:  Jay Sujir
               Telefax:  (604) 669 - 3877

               - and to -

               Miller & Holguin
               Seventh Floor, 1801 Century Park East, Los Angeles, California, U.S.A., 90067
               Attention:  J. Brad Wiggins
               Telefax:  (310) 557 - 2205

               to the Trustee at:

               3rd floor, 510 Burrard Street, Vancouver, British Columbia,
               V6C 3B9
               Attention:  The Manager, Corporate Trust Department
               Telecopier: (604) 669 - 1548


and is deemed to have been effectively given on the date of delivery if delivered if that date is a business day or the business day following the date of delivery, if such date is not a business day, and on the date of sending if sent by telecopier if that date is a business day or the business day following the date of delivery, if such date is not a business day.

               Notice to Special Warrantholders
               --------------------------------

Any notice to the Special Warrantholders under the provisions of this Indenture is valid and effective if delivered or sent by telecopier to each Special Warrantholder at its address appearing on the register of Special Warrants kept by the Trustee or, in the case of joint holders, to the first such address, and is deemed to have been effectively given on the date of delivery, if delivered, if that date is a business day or the business day following the date of delivery, if such date is not a business day, and on the date of sending if sent by telecopier if that date is a business day or the business day following the date of delivery, if such date is not a business day.



                          POWER OF BOARD OF DIRECTORS
                          ---------------------------


               Board of Directors
               ------------------

In this Indenture, where the Company is required or empowered to exercise any acts, all such acts may be exercised by the directors of the Company, by any duly appointed committee of the directors of the Company or by those officers of the Company authorized to exercise such acts.



                           MISCELLANEOUS PROVISIONS
                           ------------------------


               Further Assurances
               ------------------

The parties covenant and agree from time to time, as may be reasonably required by any party hereto, to execute and deliver such further and other documents and do all matters and things which are convenient or necessary to carry out the intention of this Indenture more effectively and completely.


               Unenforceable Terms
               -------------------

If any term, covenant or condition of this Indenture or the application thereof to any party or circumstance is invalid or unenforceable to any extent, the remainder of this Indenture or application of such term, covenant or condition to a party or circumstance other than those to which it is held invalid or unenforceable is not affected thereby and each remaining term, covenant or condition of this Indenture is valid and enforceable to the fullest extent permitted by law.

               No Waiver
               ---------

No consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance by the other party of its obligations hereunder is deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such party. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, does not constitute a waiver by such party of its rights hereunder.


               Suits By Special Warrantholders
               -------------------------------

               No Special Warrantholder has any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy Act (Canada) or to have the Company
                               --------------
               wound up or to file or prove a claim in any liquidation or bankruptcy proceedings or for any other remedy hereunder unless the Special Warrantholders by Extraordinary Resolution (which Resolution has not been countermanded or superseded by a subsequent Extraordinary Resolution) have made a request to the Trustee and the Trustee has been afforded reasonable opportunity to proceed or complete any action or suit for any such purpose whether or not in its own name and the Special Warrantholders or any or them have furnished to the Trustee, when so requested by the Trustee sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee has failed to act within a reasonable time or the Trustee has failed to actively pursue any such act or proceeding.

                    Subject to the provisions of this Section and otherwise in this Indenture, all or any of the rights conferred upon a Special Warrantholder by the terms of a Special Warrant may be enforced by such Special Warrantholder by appropriate legal proceedings without prejudice to the right which is hereby conferred upon the Trustee to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Special Warrantholders from time to time.


                    Enurement
                    ---------

          This Indenture enures to the benefit of and is binding upon the parties hereto and their respective successors and assigns.

                    Formal Date and Effective Date
                    ------------------------------

          For the purpose of convenience this Indenture is referred to as bearing the formal date of November 9, 1995, however notwithstanding such formal date, this Indenture becomes effective as between the Company and any particular Special Warrantholder upon the date of issuance of a Special Warrant Certificate to such Special Warrantholder.


                                 ATLAS CORPORATION


                                 Per: /s/ GERALD E. DAVIS
                                      ------------------------------------------



                                 THE MONTREAL TRUST COMPANY OF CANADA


                                 Per:___________________________________________


                                 Per:___________________________________________

          This Special Warrant was originally issued (i) in the United States and to U.S. Persons in reliance upon an exemption from the registration requirements of the U.S. Securities Act of 1933, as amended (the "1933 Act"), for offers and sales of securities which do not involve any public offering, and analogous exemptions under state securities laws and (ii) outside the United States to persons other than U.S. Persons in accordance with the requirements of Regulation S under the 1933 Act. This Special Warrant, the Debentures issuable upon exercise hereof, and the shares of common stock of Granges Inc. into which such Debentures may be exchanged have not been registered under the 1933 Act or the securities laws of any of the states of the United States, and may not be offered or sold in the United States or to U.S. Persons (as such term is defined in Regulation S under the 1933 Act), and Special Warrants and Debentures issued outside the United States to non-U.S. Persons in reliance upon Regulation S may not be exercised or exchanged by or on behalf of a U.S. Person, unless the securities are registered under the 1933 Act or an exemption from such registration is available.



          SPECIAL                        DEBENTURE                      WARRANT
          CERTIFICATE


                               ATLAS CORPORATION
                (Incorporated pursuant to the laws of Delaware)


          =========================================================================================
                                             US $ .
             SPECIAL DEBENTURE               SPECIAL DEBENTURE WARRANTS
             WARRANT                         ("SPECIAL WARRANTS"), EACH SPECIAL WARRANT
             CERTIFICATE NO.                 ENTITLING THE HOLDER TO ACQUIRE US $100 PRINCIPAL
                                             AMOUNT OF EXCHANGEABLE DEBENTURES ("DEBENTURES")
                                             OF THE COMPANY
          =========================================================================================



          THE SPECIAL WARRANTS ARE EXERCISABLE ON OR BEFORE 5:00 P.M. (VANCOUVER
          TIME) ON THE DATE (THE "EXPIRY DATE") WHICH IS THE EARLIER OF:

               THE FIFTH BUSINESS DAY FOLLOWING THE DATE (THE "QUALIFICATION DATE") UPON WHICH ALL QUALIFICATION AND REGISTRATION REQUIREMENTS (AS HEREINAFTER DEFINED) HAVE BEEN MET; AND

               NOVEMBER ., 1996

          (HEREINAFTER REFERRED TO AS THE "EXCHANGE TIME").

          THE SPECIAL WARRANTS REPRESENTED HEREBY WILL BE VOID AFTER 5:00 P.M. (VANCOUVER TIME) ON THE EXPIRY DATE.



          THIS IS TO CERTIFY THAT, FOR VALUE RECEIVED,
          __________________________________
          ______________________________________________________________________
          ________                                                            of
          ______________________________________________________________________
          __________
          ______________________________________________________________________
          __________ (herein called the "Special Warrantholder") is the registered holder of the dollar amount of special debenture warrants (the "Special Warrants") stated above and is entitled to be issued, in the manner and at the time and subject to the restrictions contained in the Indenture hereinafter referred to, the amount of Debentures of Atlas Corporation (the "Company") as is equal to the amount of Special Warrants represented hereby (subject to adjustment as set out in the Indenture), all without payment of any consideration in addition to that paid for the Special Warrants represented hereby.

          The Special Warrants represented by this certificate are issued under and pursuant to a certain indenture (herein called the "Indenture") made as of November 9, 1995 between the Company and the Montreal Trust Company of Canada, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9 (the "Trustee" which expression includes any successor trustee appointed under the Indenture), to which Indenture and any instruments supplemental thereto reference is hereby made for a full description of the rights of the Special Warrantholders and the terms and conditions upon which such Special Warrants are, or are to be, issued and held, all to the same effect as if the provisions of the Indenture and all instruments supplemental thereto were herein set forth, to all of which provisions the holder of these Special Warrants by acceptance hereof assents. All terms defined in the Indenture are used herein as so defined. In the event of any conflict or inconsistency between the provisions of the Indenture and the provisions of this Special Warrant Certificate, except those that are necessary by context, the provisions of the Indenture will prevail. The Company will furnish to the holder of this Special Warrant Certificate, upon request and without charge, a copy of the Indenture.

          The Special Warrants represented by this Special Warrant Certificate may be exercised by the holder at any time before the Exchange Time.

          Pursuant to the Indenture the Company has covenanted to use its best efforts to cause receipts for a (final) Prospectus qualifying the Debentures, to be issued by the securities regulatory authorities in Ontario and British Columbia, and to cause registration of the Debentures and certain common shares of Granges Inc. to be made effective under the United States Securities Act of 1933 and to cause registration of the class of Debentures under the United States Securities Exchange Act of 1934 (collectively, the "Qualification and Registration Requirements") on or before 8:00 p.m. (Vancouver time) on February ., 1996 (the "Qualification Deadline").

          Upon meeting the Qualification and Registration Requirements on or before the Exchange Date (as defined in the Indenture), the Company will forthwith give written notice to each of the Trustee and the Underwriters.

          Upon receipt by the Trustee of a written notice from the Company pursuant to Section 3.7 of the Indenture, the Trustee will forthwith give notice to the Special Warrantholder, which notice must state that any Special Warrants not exercised prior to the Exchange Time are deemed to have been exercised immediately prior to the Exchange Time pursuant to Section 5.3 of the Indenture.

          If the Qualification and Registration Requirements are not met on or before the Qualification Deadline, then the holder of this Special Warrant Certificate, pursuant to Section 2.3 of the Indenture, may on or before 5:00 p.m. (Vancouver time) on February ., 1996 (the "Retraction Deadline"), require the Company to redeem the outstanding Special Warrants held by it at a price of $105 for each $100 of Special Warrants held.

          In order to exercise the Cancellation Right, the holder of this Special Warrant must provide the Trustee with written notice (the "Cancellation Notice") on or before the Retraction Deadline specifying the number of Special Warrants to be redeemed, together with Special Warrant Certificates representing no less than such number of Special Warrants. Upon receipt of the Cancellation Notice, the Trustee will forthwith:

          (a) cause the number of Special Warrants specified in the Cancellation Notice to be cancelled;

          (b) deliver, or cause to be delivered or credited to the holder of this Special Warrant, the sum of US $105 for each US $100 of Special Warrants that have been cancelled; and

          (c) deliver, or cause to be delivered, a Special Warrant Certificate representing the balance of any Special Warrants delivered to the Company pursuant to subsection 2.3(C) of the Indenture, but not specified to be redeemed by the Company in the Cancellation Notice.

          In the event that the Qualification and Registration Requirements are not met on or before the Qualification Deadline, each US $100 of Special Warrants exercised thereafter shall entitle the Special Warrantholders to receive upon exercise, US $110 principal amount of Debentures in lieu of US $100 principal amount of Debentures.

          If the holder of this Special Warrant does not provide the Trustee with the aforesaid Cancellation Notice, then the holder shall, with respect to the amended terms of the Debentures, be deemed to have renewed the representations appearing in Section 9 of the subscription agreement pursuant to which the Special Warrants were originally issued.

          Special Warrantholders may, at any time before the Exchange Time, exercise all or any number of the Special Warrants represented hereby, by surrendering to the Trustee a certificate or certificates representing the number of Special Warrants to be exercised, together with the duly completed and executed exercise form attached. ANY SUCH EXERCISE, AT A TIME WHEN THE QUALIFICATION AND REGISTRATION REQUIREMENTS HAVE NOT BEEN MET, IS SUBJECT TO COMPLIANCE WITH, AND MAY BE RESTRICTED BY, APPLICABLE SECURITIES LAWS AND IS FURTHER SUBJECT TO THE HOLDER PROVIDING SUCH ASSURANCES AND EXECUTING SUCH DOCUMENTS AS MAY, IN THE REASONABLE OPINION OF THE COMPANY OR THE TRUSTEE, BE REQUIRED TO ENSURE COMPLIANCE WITH APPLICABLE SECURITIES LEGISLATION. IF, AT THE TIME OF THE EXERCISE OF THE SPECIAL WARRANTS, THERE REMAIN RESTRICTIONS ON RESALE UNDER APPLICABLE SECURITIES LEGISLATION ON THE DEBENTURES ACQUIRED, THE COMPANY, MAY, IF REQUIRED ON THE ADVICE OF COUNSEL, ENDORSE THE CERTIFICATES REPRESENTING THE DEBENTURES ACQUIRED WITH RESPECT TO SUCH RESALE RESTRICTIONS.

          If the Special Warrants represented hereby have not been exercised by the holder thereof pursuant to Section 5.2 of the Indenture prior to the Exchange Time, such Special Warrants will be deemed to have been exercised by the holder immediately prior to the Exchange Time without any further action on the part of the holder. In that event, the Trustee will deliver certificates for the securities comprised in the Special Warrants issued upon such deemed exercise in the name of the Special Warrantholder to the address of the Special Warrantholder as specified in the register for the Special Warrants.

          The Debentures in respect of which the Special Warrants are exercised are deemed to have been issued on the date of such exercise pursuant to Section 5.2 or 5.3 of the Indenture, at which time each Special Warrantholder or the person(s) in whose name the Debentures so subscribed for are to be issued is deemed to have become the holder of record of such Debentures.

          After the exercise of Special Warrants pursuant to either Section 5.2 or 5.3 of the Indenture, the Trustee will notify the separate trustee under the Debentures to mail by first class insured mail, or if instructed, delivered, at the expense of the Special Warrantholder requesting such delivery, to each Special Warrantholder or the person(s) in whose name the Debentures so subscribed for are to be issued at its address specified in the exercise form, or in the case of the deemed exercise of the Special Warrants, to the address of the Special Warrantholder appearing in the register for the Special Warrants, certificates for the appropriate amount of Debentures issuable in respect of such Special Warrants, not exceeding those which such person(s) is entitled to acquire pursuant to the Special Warrants so exercised.

          Pursuant to the Indenture, Debentures will be issued in multiples of US $100 and any exercise of Special Warrants in multiples of other than $100 will entitle the holder to receive that number of Debentures equal to the next lowest $100 multiple of Debentures.

          The holder of this Special Warrant Certificate may at any time up to the Exchange Time, upon written instruction delivered to the Trustee and payment of the charges provided for in the Indenture and otherwise in accordance with the provisions of the Indenture, exchange this Special Warrant Certificate for other Special Warrant Certificates (in multiples of US $100) evidencing Special Warrants entitling the holder to acquire in the aggregate the same amount of Debentures as may be acquired under this Special Warrant Certificate. If the holder of this Special Warrant Certificate exercises a lesser number of Special Warrants than may be acquired under this Special Warrant Certificate, the Trustee will issue to such holder a new Special Warrant Certificate representing the Special Warrants not then exercised. The Trustee will retain possession of all Special Warrant Certificates delivered to it upon exchange in accordance with the provisions of the Indenture.

          The holding of the Special Warrants evidenced by this Special Warrant Certificate does not constitute the Special Warrantholder a shareholder of the Company or of Granges Inc., or entitle such holder to any right or interest in respect thereof except as herein and in the Indenture expressly provided.

          The Special Warrants evidenced by this Special Warrant Certificate may be transferred only upon compliance with the conditions prescribed in the Indenture, on the register kept at the offices of the Trustee, by the registered Special Warrantholder (or its legal representatives or its attorney duly appointed) and its transferee duly executing the transfer form in the form attached hereto and complying with applicable laws and such other reasonable requirements as the Company and Trustee may prescribe.

          The Indenture contains provisions making binding upon all holders of Special Warrants outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments in writing signed by such holders.

          This Special Warrant Certificate is construed in accordance with the laws of the Province of British Columbia and of Canada applicable therein and will be treated in all respects as a British Columbia contract.

          This Special Warrant Certificate is not valid for any purpose whatever unless and until it has been countersigned by or on behalf of the Trustee.

          After the exercise of any of the Special Warrants represented by this Special Warrant Certificate, the Special Warrantholder no longer has any rights under either the Indenture or this Special Warrant Certificate, other than the right to receive certificates representing Debentures issuable on the exercise of those Special Warrants, and those Special Warrants exercised or deemed to have been exercised are void and of no further value or effect.

          IN WITNESS WHEREOF the Company has caused this Special Warrant Certificate to be signed by its duly authorized officers as of



                                     ATLAS CORPORATION



                                     Per:_______________________________________



                                     Countersigned by:



                                     MONTREAL TRUST COMPANY OF CANADA



                                     Per:_______________________________________

                                 EXERCISE FORM



TO:       ATLAS CORPORATION
          c/o Montreal Trust Company of Canada
          510 Burrard Street, Vancouver, British Columbia, V6C 3B9



The undersigned hereby irrevocably exercises the right to acquire US $_________________ of Debentures of Atlas Corporation (or such number of other securities or property to which such Special Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the Indenture referenced in the within Special Warrant Certificate) according to the terms of the Indenture referenced in the within Special Warrant Certificate.



Amount                 (US              $)             of               Special
Warrants:  ____________________________________________________


DATED this _________ day of _______________________, 199___.




===============================================================================


 ---------------------------        ------------------------------------------
 Signature Witnessed                (Signature of Special Warrantholder, to be
 (See instructions to Special       the same as appears on the face of this
 Warrantholders)                    Special Warrant Certificate)
===============================================================================
 Name of Special Warrantholder:
 Address:

===============================================================================

                               FORM OF TRANSFER



FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
(name)__________________ (the "Transferee"), of (residential address)___________
__________________________________________ (US $) __________ Special Warrants
of Atlas Corporation registered in the name of the undersigned on the records of Montreal Trust Company of Canada represented by the within certificate, and irrevocably appoints____________________________________________________________
__________________________________________ as the attorney of the undersigned to transfer the said securities on the books or register of transfer, with full power of substitution.


DATED the ________ day of _________________________, 199___.



===============================================================================


 ---------------------------        ------------------------------------------
 Signature Guaranteed               (Signature of transferring Special
 (See instructions to Special       Warrantholder, to be the same as appears
 Warrantholders)                    on the face of this Special Warrant
                                    Certificate)
===============================================================================


 ---------------------------        ------------------------------------------
 Witness as to Signature of         (Signature of Transferee)
 Transferee
===============================================================================

                    INSTRUCTIONS TO SPECIAL WARRANTHOLDERS



          TO EXERCISE OR TRANSFER:


          If the Special Warrantholder voluntarily exercises Special Warrants prior to the Exchange Time pursuant to the Indenture, it must complete, sign and deliver the Exercise Form together with the Special Warrant Certificates to the Trustee indicating the amount of Debentures to be acquired. In such case, the signature of such registered holder on the Exercise Form must be witnessed.

          If the Exercise Form or the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the Special Warrant Certificates must also be accompanied by evidence of authority to sign satisfactory to the Trustee or the Company.

          If the Special Warrant Certificate is transferred, the Special Warrantholder's signature on the Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

          For the protection of the Special Warrantholder, it would be prudent to use registered mail if forwarding this Special Warrant Certificate by mail .